EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-160044), Form S-3 (Nos. 333-155739, 333-108989, 333-107579 and 333-170581) and Form S-8 (Nos. 333-163832, 333-140624, 333-121006, 333-115505, 333-81340, 333-51556, 333-38886, 333-140624 and 333-25021) of Aastrom Biosciences, Inc. (a development stage company) of our report dated April 14, 2011 relating to the consolidated financial statements which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan
April 14, 2011